January 27, 1995




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

     Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                   Very truly yours,


                                   /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Secretary and Associate Counsel

PCM/gbp
Enclosures

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 27, 1995
                                                 ----------------
                                                 January 25, 1995




                      Hibernia Corporation
- -----------------------------------------------------------------
       (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294                72-0724532
- ---------------          ------------        -------------------
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
- ----------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5332
                                                   --------------

Item 5.   Other Events.
          ------------

     On January 25, 1995, the Registrant announced that it had agreed to merge with Bank of St. John, a state bank headquartered in LaPlace, Louisiana, subject to the satisfaction of certain conditions, including receipt of required regulatory approvals.


                          EXHIBIT INDEX

Exhibit                                                Page
Number              Description                        Number
- -------             -----------                        ------

 28.22              News Release issued by the Registrant
                    on January 25, 1995                   3

                            SIGNATURE
                            ---------

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                   --------------------
                                        (Registrant)


Date:     January 27, 1995         By:  /s/ RONALD E. SAMFORD, JR.
                                        Ronald E. Samford, Jr.
                                        Chief Accounting Officer

                          EXHIBIT 28.22

                          NEWS RELEASE
                      HIBERNIA CORPORATION

For Additional Information:             For Release:

                                        IMMEDIATE
                                        January 25, 1995


MEDIA INQUIRIES:
Jim Lestelle, Manager
Corporate Communications
Office:  (504) 533-5482
Home:  (504) 488-8826

INVESTOR INQUIRIES:
Linda Meche, Manager
Finance & Investor Relations
Office:  (504) 533-2180
Home:  (504) 832-3604

        HIBERNIA EXPANDS RIVER PARISHES NETWORK IN MERGER
                      WITH BANK OF ST. JOHN

     NEW ORLEANS -- Hibernia announced today it has signed a definitive agreement to merge with Bank of St. John, headquartered in LaPlace.

     Bank of St. John has $113 million in assets and four office: two in LaPlace and one each in Reserve and Edgard. It also has a loan production office in Metairie. Hibernia has one office in LaPlace and another in Reserve. The Edgard office would be Hibernia's first on the west bank of St. John the Baptist Parish.

     Hibernia's deposits in St. John, one of the fastest-growing regions in Louisiana, would grow from slightly more than $41 million to $137 million, the leading position in the market.

     Bank of St. John shareholders would receive Hibernia stock valued at approximately $25.9 million in a tax-free pooling of interests. The merger is subject to approvals by regulators and Bank of St. John shareholders and should be completed about mid-year.

     Founded just after the turn of the century, Bank of St. John focuses on consumer deposits as well as middle-market commercial, consumer and residential real estate lending.

     "They have built a strong, loyal customer base through responsive, market-driven service," said Stephen A. Hansel, Hibernia president and CEO. "This is precisely the kind of reputation Hibernia is working to ensure. We intend to enhance banking services and convenience and create a financial services network that can help the region prosper and grow even more."

     St. John has enjoyed low unemployment and high population and housing growth. The parish's median annual household income also is well above the average for Louisiana.

     "Our customers will be able to consolidate all of their financial transactions into one institution and still be served by the same friendly, dedicated bankers they've always known," said Darryl Chauvin, Bank of St. John's chairman, president and CEO, who will continue as president of the combined St. Charles and St. John markets after completion of the merger.

     Bank of St. John customers should continue using their checks, making loan payments and conducting other transactions just as before. Only after the bank is converted to Hibernia's operating systems would checks, signs and forms change.

     Hibernia National Bank would have approximately $6.8 billion in assets and 162 banking locations serving 22 parishes and 55 cities after this and other pending mergers, which also are subject to approvals, are completed. These markets represent approximately three-quarters of the state's population. It would be either first, second or third in deposit share in 17 of these parishes.

     Hibernia Corporation's common stock (HIB) is listed on the New York Stock Exchange.